UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

(604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the annual general and special meeting of Viscount Systems Inc. held on May 15, 2014, the shareholders voted on the following matters:

1.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

Dennis Raefield:	For: 59,941,732
Withheld: 6,713,516
Non-votes: 17,866,592

Robert Liscouski:	For: 59,926,232
Withheld: 6,729,016
Non-votes: 17,866,592

Paul Goldenberg:	For: 59,940,032
Withheld: 6,715,216
Non-votes: 17,866,592

Paul Brisgone:	For: 59,941,232
Withheld: 6,714,016
Non-votes: 17,866,592

Ned Siegel:	For: 59,912,032
Withheld: 6,743,216
Non-votes: 17,866,592

2.

Appointment of Auditors. The shareholders approved the appointment of Dale Matheson Carr- Hilton LaBonte LLP, Chartered Accountants as independent auditors of the Company for the year ending December 31, 2013.

For: 71,318,664 Withheld: 13,203,176 Non-votes: N/A

3.

Amendment of Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. The shareholders approved the amendment of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws such that the authorized number of directors of the Company be changed from six to nine.

For: 59,750,444 Against: 6,904,804 Non-votes: 17,866,592

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, Mr. Alex Buehler was appointed as a director of Viscount Systems, Inc. Mr. Buehler is expected to be appointed to the Company’s Audit Committee, Compensation Committee, and Nomination Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date May 20, 2014	(Registrant)

/s/ Dennis Raefield
Dennis Raefield, President